[REED SMITH LETTERHEAD]

                                                                    Exhibits 5.1
                                                                        and 23.2



March 29, 2001



DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 02061


Re:      DUSA Pharmaceuticals, Inc. (the "Company")
         Registration Statement on Form S-8


Gentlemen:

We have examined the Company's registration statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act") on Form S-8 of additional shares (the "Additional Shares") of the Company's common stock, without par value (the "Common Stock") which may be issued pursuant to the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended (the "Plan") .

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Additional Shares under the Plan. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (ii) the By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Additional Shares

DUSA Pharmaceuticals, Inc.                                        Reed Smith LLP
March 29, 2001
Page 2



have been duly authorized and that when issued and sold in the manner described in the Plan and pursuant to the agreement which may accompany each grant under the Plan, the Additional Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm's name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.


Very truly yours,

REED SMITH LLP

 /s/Nanette W. Mantell

By: NANETTE W. MANTELL